                                                                    EXHIBIT 7(F)

                              PURCHASE AGREEMENT

          PURCHASE AGREEMENT, dated as of November 16, 2000 (this "Agreement"), by and among Cendant Corporation, a Delaware corporation ("Cendant"), Cendant Stock Corporation, a Delaware corporation and a wholly owned subsidiary of Cendant ("Seller") and Liberty CNDT, Inc., a Delaware corporation ("Liberty CNDT").

          WHEREAS, Liberty CNDT desires to purchase from Seller, and Seller desires to sell to Liberty CNDT, 2,346,515 shares (the "Shares") of the common stock, par value $.01 per share, of Cendant designated CD common stock (the "Common Stock"), in exchange for the surrender of a Warrant, issued by Cendant to Liberty CNDT on February 7, 2000 and providing for the purchase of 28,956,000 shares of Common Stock at an exercise price of $23.00 per share (the "Warrant"); and

          WHEREAS, Cendant has agreed, in consideration of the purchase of the Shares by Liberty CNDT from Seller, which is a wholly owned subsidiary of Cendant, to prepare and file with the Securities and Exchange Commission (the "Commission"), and cause to become effective, a Registration Statement on Form S-3 that permits the resale of the Shares by Liberty CNDT or its transferee in the public market.

          NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereby agree as follows:


                                   ARTICLE I
                                 THE PURCHASE

          Section 1.1  Purchase and Sale.  Upon the terms and subject to the
                       -----------------
conditions of this Agreement, on the date hereof Seller is selling and delivering to Liberty CNDT, and Liberty CNDT is purchasing from Seller, the Shares, in consideration for which Liberty CNDT is delivering the Warrant to Seller.

          Section 1.2  Deliveries by the Parties. Subject to the terms and
                       -------------------------
conditions hereof, Seller is delivering to Liberty CNDT a certificate, duly registered on the stock books of Cendant, in the name of "Liberty CNDT, Inc.," representing the Shares, against receipt from Liberty CNDT of the Warrant.

                                  ARTICLE II
             REPRESENTATIONS AND WARRANTIES OF SELLER AND CENDANT

     Seller and Cendant represent and warrant to Liberty CNDT as follows:
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          Section 2.1  Organization.  Each of Seller and Cendant is a
                       ------------
corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business substantially as it is now being conducted.

          Section 2.2  Authority.  Each of Seller and Cendant has the corporate
                       ---------
power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of each of Seller and Cendant and by all other requisite corporate action on the part of each of Seller and Cendant. This Agreement has been validly executed and delivered by each of Seller and Cendant and (assuming this Agreement has been duly authorized, executed and delivered by Liberty CNDT) constitutes a valid and binding agreement of each of Seller and Cendant, enforceable against Seller and Cendant in accordance with its terms, except that (a) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (b) enforcement of this Agreement, including, among other things, the remedy of specific performance and injunctive and other forms of equitable relief, may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          Section 2.3  The Shares.  The Shares have been duly and validly
                       ----------
authorized and issued to Seller and, upon delivery to Liberty CNDT (or its permitted assignee) against the delivery and surrender of the Warrant, in accordance with the terms of this Agreement, the Shares shall be duly and validly issued, fully paid and non-assessable. Delivery of the certificate(s) for the Shares will pass valid title to the Shares, free and clear of any claim, lien, charge, security interest, encumbrance, restriction on transfer or voting or other defect in title whatsoever ("Liens"), other than Liens resulting from any action(s) relating to Liberty CNDT.

          Section 2.4  Capitalization.  The authorized capital of Cendant
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consists of 2,500,000,000 shares of Common Stock comprised of 2,000,000,000 shares designated as CD stock, 500,000,000 shares designated as Move.com stock and 10,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). As of October 31, 2000, there were 782,958,489 shares of Common Stock issued and outstanding, 3,742,286 shares of Move.com stock issued and outstanding (excluding Cendant's 22,500,000 notional interest) and no shares of Preferred Stock issued and outstanding.

          Section 2.5  Consents and Approvals; No Violations.  Neither the
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execution and delivery of this Agreement by Seller or Cendant, nor the consummation by Seller or Cendant of the transactions contemplated hereby or thereby will (a) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws, as amended, of Seller or Cendant, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or require any consent under, any indenture, license, contract, agreement or other instrument or obligation to which Seller or Cendant is a party, (c) violate any order, writ, injunction, decree or award rendered by any Governmental Entity (as hereinafter defined) or any statute, rule or regulation (collectively, "Laws" and, individually, a "Law") applicable to Seller or Cendant, or

(d) require any filing with, or the obtaining of any permit, authorization, consent or approval of, any governmental or regulatory authority or court, domestic or foreign (a "Governmental Entity").

          Section 2.6  SEC Reports.  Since January 1, 2000, Cendant has filed
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all required reports, schedules, forms, statements and other documents, including exhibits and all other information incorporated therein (the "SEC Documents"), with the Commission. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, as the case may be, and the rules and regulations of the Commission promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents when filed (as amended and restated and as supplemented by subsequently filed SEC Documents) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. At the time the Cendant Registration Statement (as defined in Annex A) is declared effective under the Securities Act, the prospectus included as part thereof will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made herein with respect to any information included in or omitted from the Cendant Registration Statement or the related prospectus in reliance upon or in conformity with written information furnished to Cendant by Liberty CNDT or any other Holder (as defined in Annex A) for use in the preparation of the Cendant Registration Statement.

          Section 2.7  Shareholder Vote.  The delivery and sale of the Shares
                       ----------------
will not require any vote of Cendant's shareholders pursuant to the terms of the certificate of incorporation, as amended, of Cendant or the rules of the New York Stock Exchange (the "NYSE").

                                  ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF LIBERTY CNDT

     Liberty CNDT represents and warrants to Seller and Cendant as follows:

          Section 3.1  Organization.  Liberty CNDT is a corporation duly
                       ------------
incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business substantially as it is now being conducted. Liberty CNDT is a wholly owned subsidiary of Liberty Media Corporation, a Delaware corporation ("Liberty").

          Section 3.2  Authority Relative to this Agreement.  Liberty CNDT has
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the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of Liberty CNDT. This Agreement has been duly and validly executed and delivered by Liberty CNDT and (assuming this Agreement has been duly authorized, executed and delivered by Seller and Cendant) constitutes a valid and binding agreement of Liberty CNDT, enforceable against Liberty CNDT in accordance with its terms, except that (a) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (b) enforcement of this Agreement, including, among other things, the remedy of specific performance and injunctive and other forms of equitable relief, may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          Section 3.3  Consents and Approvals; No Violations.  Neither the
                       -------------------------------------
execution and delivery of this Agreement by Liberty CNDT, nor the consummation by Liberty CNDT of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws (or similar organizational documents) of Liberty CNDT, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or require any consent under, any indenture, license, contract, agreement or other instrument or obligation to which the Liberty CNDT is a party, (c) violate any order, writ, injunction, decree or award rendered by any Governmental Entity or Law applicable to Liberty CNDT, or (d) require any filing with, or the obtaining of any permit, authorization, consent or approval of, any Governmental Entity.

          Section 3.4  Liberty CNDT Acknowledgment.  Liberty CNDT has conducted
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its own independent investigation, review and analysis of Cendant.  In entering into this Agreement, Liberty CNDT acknowledges that it has relied solely upon the aforementioned investigation, review and analysis, and, other than with respect to the representations and warranties made in Article II of this Agreement, Liberty CNDT acknowledges that none of Cendant, or any of its directors, officers, employees, affiliates, controlling persons, agents, advisors or representatives makes or has made any representation or warranty, either express or implied.

                                  ARTICLE IV
                                   COVENANTS

          Section 4.1  Preparation and Filing of Registration Statement.
                       -------------------------------------------------
Subject to the terms and conditions of Annex A hereto, Cendant shall, as promptly as practicable after the date hereof, prepare and file the Cendant Registration Statement with the Commission and use its commercially reasonable securities efforts to cause the Cendant Registration Statement to become and remain effective under the Securities Act. The rights and obligations of the parties with respect to the registration and resale of the Shares are as set forth in Annex A hereto, which is hereby incorporated into this Agreement by reference thereto.

          Section 4.2  Public Announcements.  Cendant and Liberty CNDT will
                       --------------------
consult with each other with respect to the issuance of a joint report, statement or press release with respect to this Agreement and the transactions contemplated hereby.

          Section 4.3  Retention of Warrant.  Seller shall retain sole
                       --------------------
possession of the Warrant during the period commencing with its receipt thereof pursuant to the Agreement and ending with the Expiration Date (as such term is defined in the Warrant), and during such period Seller shall not cancel or otherwise terminate the Warrant (other than in connection with the exercise thereof by Seller).

                                   ARTICLE V

                                 MISCELLANEOUS

          Section 5.1  Entire Agreement. This Agreement (including Annex A
                       ----------------
hereto, which is incorporated by reference herein) constitutes the entire agreement of the parties relating to the subject matter hereof and supersedes other prior agreements and understandings among the parties both oral and written regarding such subject matter.

          Section 5.2  Severability.  Any provision of this Agreement that is
                       ------------
held by a court of competent jurisdiction to violate applicable law shall be limited or nullified only to the extent necessary to bring the Agreement within the requirements of such law.

          Section 5.3  Notices. Any notice required or permitted by this
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Agreement must be in writing and must be sent by facsimile, by nationally recognized commercial overnight courier, or mailed by United States registered or certified mail, addressed to the other party at the address below or to such other address for notice (or facsimile number, in the case of a notice by facsimile) as a party gives the other party written notice of in accordance with this Section 8.3. Any such notice will be effective as of the date of receipt:

          (a)  if to Seller or Cendant, to it at

                    Candant Corporation
                    9 West 57th Street
                    37th Floor
                    New York, New York 10019
                    Fax: (212) 413-1922/23
                    Attention: General Counsel

          (b)  if to Liberty CNDT (or its transferee), to it at

                    c/o Liberty Media Corporation
                    9197 South Peoria Street
                    Englewood, Colorado
                    Fax: (720) 875-5882
                    Attention: General Counsel

          Section 5.4  Governing Law; Jurisdiction.  This Agreement shall be
                       ---------------------------
governed by, enforced under and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule thereof. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America in each case located in the County of New York for any litigation arising out of or relating to this Agreement and the
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transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts) and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 7.3 (or to such other address for notice that such party has given the other party written notice of in accordance with Section 7.3) shall be effective service of process for any litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or of the United States of America in each case located in the County of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum.

          Section 5.5  Descriptive Headings.  The descriptive headings herein
                       --------------------
are inserted for convenience of reference only and shall in no way be construed to define, limit, describe, explain, modify, amplify, or add to the interpretation, construction or meaning of any provision of, or scope or intent of, this Agreement nor in any way affect this Agreement.

          Section 5.6  Counterparts. This Agreement may be signed in counter-
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parts and all signed copies of this Agreement will together constitute one original of this Agreement. This Agreement shall become effective when each party hereto shall have received counterparts thereof signed by all the other parties hereto.

          Section 5.7  Assignment.  Neither this Agreement nor any of the
                       ----------
rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Liberty CNDT may transfer the Shares (or any portion thereof) to another direct or indirect wholly owned subsidiary of Liberty. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly signed as of the date first above written.


                                     CENDANT STOCK CORPORATION


                                     By:  ___________________________________
                                          Name:
                                          Title:


                                     CENDANT CORPORATION


                                     By:  ___________________________________
                                          Name:
                                          Title:


                                     LIBERTY CNDT, INC.


                                     By:  __________________________________
                                          Name:
                                          Title: